UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 29, 2006

SPACEHAB, Incorporated

(Exact name of registrant as specified in its charter)

Washington	0-27206	91-1273737
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

12130 State Highway 3, Building 1

Webster, Texas 77598

(Address of principal executive offices, including zip code)

(713) 558-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events

Item 8.01.         Other Events

On January 4, 2006 the Company issued a press release which is being incorporated by reference and attached as exhibit 99.1, announcing the appointment of Mr. James D. Royston as Executive Vice President of SPACEHAB, Inc.

Mr. Royston joined SPACEHAB in 2000 and has led ground operations at Astrotech’s Florida and California locations since joining the Company.  He has been responsible for overseeing spacecraft processing and support services for civil, military, and commercial customers. With over 15-years experience, he has exceptional technological know-how and aerospace expertise.  In May of 2006, Mr. Royston was appointed to the position of Senior Vice President and General Manager of our Astrotech Space Operations business unit.

Prior to joining SPACEHAB, Mr. Royston served as RWD Technologies Inc.’s e-Learning Director in charge of managing company operations, strategic planning and growth strategies.  Prior to RWD, Mr. Royston held the position of Senior Vice President of Merrimac Interactive Media, Inc. and Director of the Information Management Project Office for United Space Alliance at NASA’s Kennedy Space Center (KSC.)

Mr. Royston’s employment agreement referenced in the Company’s Fiscal Year 2006 Annual Proxy filed on October 30, 2006 is still active and has not changed as a result of his appointment to the position of Executive Vice President of the Company.

Section 9 — Financial Statements and Exhibits

Item 9.01.         Financial Statements and Exhibits

(c)  Exhibits

Exhibit Number	Title of Document

99.1	Press release dated January 4, 2006 announcing the appointment of Mr. Royston as the Company’s Executive Vice President.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPACEHAB, Incorporated

January 4, 2006	By:	/s/ Brian K. Harrington
Brian K. Harrington
Sr. Vice President and Chief Financial Officer